                                                                    Exhibit 99.1

                                                        MASTERCARD INTERNATIONAL

                                                               (MASTERCARD LOGO)

PRESS RELEASE

Contacts:
Sharon Gamsin, 1-914-249-5622, sgamsin@mastercard.com
Jessica Antle, 1-914-249-5632, jessica_antle@mastercard.com

                        MASTERCARD INTERNATIONAL REPORTS
               DOUBLE-DIGIT GROWTH FOR 2004 AS GROSS DOLLAR VOLUME
                             CLIMBS 10.6% WORLDWIDE

   MASTERCARD CUSTOMERS, MERCHANTS AND CARDHOLDERS BENEFIT FROM A BRAND THAT RESONATES AROUND THE WORLD AND AN ACCEPTANCE NETWORK THAT IS SECOND TO NONE

PURCHASE, NY, FEBRUARY 2, 2005 - MasterCard International today announced strong performance results for the fourth quarter and full-year 2004, demonstrating positive growth across all regions and in key measures of success in the payments industry. In 2004, cardholders worldwide used 679.5 million MasterCard-branded cards for nearly 16.7 billion transactions, generating gross dollar volume (GDV) of $1.5 trillion, an increase of 10.6 percent over 2003.

"2004 marked the 25th anniversary of the MasterCard brand and the seventh year of our award-winning Priceless advertising campaign," said Alan J. Heuer, chief operating officer, MasterCard International. "Today our customers, their cardholders and merchants are truly benefiting from a brand that is recognized globally. With more than 24 million acceptance locations around the world, no card is more widely accepted than MasterCard."

"This year's results affirm the continued strength of MasterCard's relationships with our customers and our ability to meet increasing global demand for innovative and convenient payment solutions," he continued. "The rate of GDV growth this year was nearly twice that of 2003, reflective of an improving global economic landscape and the continued emergence of credit and debit as the preferred payment options."

For the fourth quarter, worldwide GDV climbed 12.5 percent, as total purchases on MasterCard credit and offline debit cards increased 12.1 percent for the three months ended December 31, 2004. It was the company's fifth consecutive quarter of double-digit worldwide purchase volume growth.

Performance highlights for 2004 include:

- Cardholders across the globe used MasterCard-branded cards (excluding Maestro(R) and Cirrus(R)) for almost 16.7 billion transactions, generating GDV of $1.5 trillion, an increase of 10.6 percent over 2003. GDV includes both purchase and cash volume.

- At year-end, MasterCard's almost 25,000 customer financial institutions around the world had issued 679.5 million MasterCard-branded cards, an 8.6 percent increase over 2003.

- The value of purchases on MasterCard-branded cards showed strong growth worldwide, rising 12.4 percent to over $1 trillion.

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MasterCard International - Page 2
MasterCard International Reports Double-Digit Growth for 2004
February 2, 2005


MasterCard's strong performance in 2004 was fueled by growth in both credit and debit programs. GDV for worldwide credit and charge programs grew 8.8 percent to nearly $1.2 trillion, while GDV for offline debit programs rose 18.7 percent to $277.2 billion.

STRONG REGIONAL RESULTS

Positive GDV growth was reported in all of MasterCard's regions in 2004. This included 9.3 percent growth in the United States, 12.8 percent growth in Canada, 14.2 percent growth in Europe, 33.3 percent growth in Latin America,
25.5 percent growth in South Asia/Middle East/Africa and 1.8 percent growth in Asia/Pacific. Asia/Pacific returned to positive growth with solid performance in most countries except Korea, where the payments industry continues to be plagued with challenges such as credit card delinquencies and write-offs.

The performance breakdown by region is as follows:

                                                     FOR THE 3 MONTHS ENDED DECEMBER 31, 2004
                -------------------------------------------------------------------------------------------------------------------
ALL PROGRAMS       GDV     GROWTH   PURCHASE  GROWTH    PURCHASE      CASH    GROWTH      CASH      ACCOUNTS    CARDS    ACCEPTANCE
EXCEPT ON-LINE                       VOLUME           TRANSACTIONS   VOLUME           TRANSACTIONS                       LOCATIONS
DEBIT PROGRAMS  (BILLIONS) (LOCAL) (BILLIONS) (LOCAL)  (MILLIONS)  (BILLIONS) (LOCAL)  (MILLIONS)  (MILLIONS) (MILLIONS) (MILLIONS)
                -------------------------------------------------------------------------------------------------------------------
South Asia /
Middle East
Africa            $  4.5    23.2%    $  3.3    26.6%       52.0     $   1.2    14.8%       11.1        10.5       12.7        .5
Asia / Pacific      60.7     5.9%      41.0    11.4%      425.9        19.7    -4.0%       67.0       118.4      131.8       8.8
Europe             111.3    13.9%      85.3    15.1%    1,105.0        26.0    10.3%      187.4        99.2      111.6       7.1
Latin America       21.5    36.6%       9.5    31.2%      244.0        12.0    41.3%       92.7        46.1       57.0       1.9
Canada              14.8    12.4%      12.7    15.2%      167.8         2.0    -2.4%        4.5        23.2       28.5        .7
United States      188.5    11.5%     143.3     9.1%    2,039.3        45.2    19.9%      163.4       278.6      337.8       5.6
Worldwide          401.2    12.5%     295.1    12.1%    4,034.1       106.1    13.6%      526.1       576.0      679.5      24.6


CREDIT PROGRAMS

United States      146.8     6.5%     117.7     7.5%    1,432.8        29.1     2.8%       18.7       217.6      271.5
Worldwide          321.4     9.1%     252.4    11.4%    3,132.0        69.1     1.2%      209.8       487.8      579.7

OFF-LINE DEBIT
PROGRAMS

United States       41.7    33.4%      25.6    17.1%      606.5        16.0    71.5%      144.6        61.0       66.3
Worldwide           79.8    29.0%      42.7    16.6%      902.1        37.1    47.0%      316.3        88.2       99.7


                                                        FOR THE YEAR ENDED DECEMBER 31, 2004
                -------------------------------------------------------------------------------------------------------------------
ALL PROGRAMS       GDV     GROWTH   PURCHASE  GROWTH    PURCHASE      CASH    GROWTH      CASH      ACCOUNTS    CARDS    ACCEPTANCE
EXCEPT ON-LINE                       VOLUME           TRANSACTIONS   VOLUME           TRANSACTIONS                       LOCATIONS
DEBIT PROGRAMS  (BILLIONS) (LOCAL) (BILLIONS) (LOCAL)  (MILLIONS)  (BILLIONS) (LOCAL)  (MILLIONS)  (MILLIONS) (MILLIONS) (MILLIONS)
                -------------------------------------------------------------------------------------------------------------------
South Asia /
Middle East
Africa          $   15.7    25.5%    $  11.1   26.7%       185.8     $   4.6   22.6%       40.0       10.5        12.7        .5
Asia / Pacific     226.0     1.8%      150.3   11.9%     1,609.6        75.6  -13.6%      243.5      118.4       131.8       8.8
Europe             398.0    14.2%      303.3   15.8%     4,054.5        94.7    9.2%      735.3       99.2       111.6       7.1
Latin America       69.2    33.3%       30.6   27.7%       841.8        38.6   38.2%      324.9       46.1        57.0       1.9
Canada              50.5    12.8%       42.5   14.2%       607.2         7.9    5.8%       18.3       23.2        28.5        .7
United States      695.9     9.3%      526.4    9.4%     7,416.4       169.4    8.9%      598.3      278.6       337.8       5.6
Worldwide        1,455.2    10.6%     1064.4   12.4%    14,715.4       390.8    5.9%    1,960.3      576.0       679.5      24.6


CREDIT PROGRAMS

United States      546.7     6.3%      433.7    8.5%     5,211.8       113.0   -1.6%       74.4      217.6       271.5
Worldwide         1178.0     8.8%      912.7   12.3%    11,450.1       265.3   -1.8%      823.1      487.8       579.7

OFF-LINE DEBIT
PROGRAMS

United States      149.2    22.1%       92.8   13.9%     2,204.7        56.4   38.6%      523.9       61.0        66.3
Worldwide          277.2    18.7%      151.6   12.7%     3,265.3       125.5   26.9%     1137.2       88.2        99.7


                                     -more-
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MasterCard International - Page 3
MasterCard International Reports Double-Digit Growth for 2004
February 2, 2005


DRIVING INNOVATIVE AND CONVENIENT PAYMENT SOLUTIONS

A wide range of significant business milestones in 2004 fueled MasterCard's growth and brand reach around the world:

- Associated Bank, Bank of the West and Washington Mutual selected Debit MasterCard(R) as their principle signature-based debit program. Collectively, these three U.S. financial institutions issue an estimated 10 million signature-based debit cards.

- MasterCard Advisors(TM) introduced new services in the area of database mining, including the launch of the SpendingPulse(TM) national retail data service which aggregates and analyzes MasterCard's United States payments network activity to produce estimates of United States retail sales.

- In the United States, MasterCard expanded acceptance to top merchants in every quick service restaurant (QSR) category, most notably with McDonald's and Taco Bell in 2004. Expansion of QSR acceptance helped MasterCard realize a 67 percent year-over-year increase in the number of QSR purchase transactions, a 51 percent increase in QSR purchase dollar volume, and a 23 percent increase in the number of QSR merchant locations.

- McDonald's said it will accept the MasterCard(R) PayPass(TM) contactless payment feature at thousands of locations across the United States. Additionally, Motorola is planning to conduct a field trial of mobile phones enhanced with PayPass technology. PayPass is also expanding to customers and merchants outside of the United States with pilots being conducted in the Asia/Pacific region and Canada.

- MasterCard SecureCode(TM), MasterCard's online payment protection service, continued to gain momentum worldwide with more than 48,000 merchants enrolled in the program and 2,903 issuers offering it to cardholders. Additionally 230 acquirers are enrolled and 115 vendors are licensed, offering 82 certified vendor products.

- Enhancements made in 2004 to the MasterCard Multinational Corporate Program now enable MasterCard issuers to manage and consolidate corporate card programs -- including the MasterCard Corporate Card(R), MasterCard Purchasing Card(R) and MasterCard Corporate MultiCard(R) -- for multinational organizations that require commercial card programs in more than one country.

- MasterCard reached a key milestone on the road to global smart card adoption. MasterCard's customer financial institutions have issued 233 million MasterCard(R), Maestro(R) and Cirrus(R) smart cards around the world.

- In South Africa, Capitec Bank and MasterCard announced a pilot of the world's first pre-authorized debit card based on the EMV standard. The new debit card is specifically designed to provide a straightforward, low-cost banking product with easy access to the mass market.

- ABN AMRO Bank N.V. and MasterCard International signed a multi-year strategic alliance under which MasterCard will be the bank's preferred payment card brand in more than 60 countries. MasterCard will work with ABN AMRO to develop their existing payment card business and will support their entry into new markets.

                                     -more-
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MasterCard International - Page 4
MasterCard International Reports Double-Digit Growth for 2004
February 2, 2005


NOTE TO EDITORS

Online debit activity, which includes MasterCard's online debit program, Maestro, and MasterCard's ATM-only brand, Cirrus, will be available at a later date.

The data in this press release is provided by the member financial institutions of MasterCard International Incorporated and its affiliates ("MasterCard") and is subject to revision and amendment by such members subsequent to the date of its release. A portion of the data relating to accounts and cards reflects the impact of routine portfolio changes among members and other practices that may lead to over counting of the underlying data in certain circumstances. Information with respect to gross dollar volumes ("GDV") includes the impact of balance transfers and convenience checks. The number of cards includes virtual cards, which are MasterCard-branded payment accounts in connection with which functional cards are not generally issued.

Information denominated in U.S. dollars is calculated by applying an established U.S. dollar/local currency exchange rate for each local currency in which MasterCard volumes are reported.

Period-over-period rates of change in volume-based information are provided on a local-currency basis. Accordingly, the period-over-period rates of change in this press release cannot be extrapolated directly by reference to the U.S. dollar volume information presented for the current and historical periods.

MasterCard-branded data regarding GDV, purchase volume, purchase transactions, cash volume and cash transactions is derived from information provided by MasterCard members that is subject to logical and statistical verification by MasterCard and partial cross-checking against information provided by MasterCard's transaction processing systems. MasterCard-branded data concerning accounts, cards and acceptance locations is derived from information provided by MasterCard members that is subject to certain limited logical and statistical verification by MasterCard. Certain information with respect to acceptance locations is provided by third parties and has not been independently verified by MasterCard.

Cash volume growth for offline debit programs in the U.S. region has increased significantly as a result of stricter enforcement of reporting requirements for certain transactions not processed by MasterCard.

The data in this press release includes information with respect to MasterCard-branded transactions that are not processed by MasterCard and transactions for which MasterCard does not earn revenues. Accordingly, the data in this press release cannot be taken as an indication of the financial performance of MasterCard International or its parent company, MasterCard Incorporated.

                                     -more-
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MasterCard International - Page 5
MasterCard International Reports Double-Digit Growth for 2004
February 2, 2005


ABOUT MASTERCARD INTERNATIONAL

MasterCard International is a leading global payments solutions company that provides a broad variety of innovative services in support of our global members' credit, deposit access, electronic cash, business-to-business and related payment programs. MasterCard International manages a family of well-known, widely accepted payment cards brands including MasterCard(R), Maestro(R) and Cirrus(R) and serves financial institutions, consumers and businesses in over 210 countries and territories. The MasterCard award-winning Priceless(R) advertising campaign is now seen in 97 countries and in 47 languages, giving the MasterCard brand a truly global reach and scope. For more information go to www.mastercardinternational.com.

                                       ###